Exhibit 99.1

The Cheesecake Factory to Present at Banc of America Securities
Conference

    CALABASAS HILLS, Calif.--(BUSINESS WIRE)--March 19, 2004--Management of The Cheesecake Factory Incorporated (Nasdaq:CAKE) will be presenting at the Banc of America Securities 5th Annual Consumer Conference in New York on Tuesday, March 30, 2004 at 4:20 p.m. Eastern Time. The presentation, including slides, will be available live over the Internet at http://www.veracast.com/webcasts/bas/consumer-2004/id73111107.cfm.
Investors can also listen to the presentation by selecting the "Audio Webcasts" option under the "Investor" section of the Company's website located at http://www.thecheesecakefactory.com. An archived webcast will be available through April 16, 2004.
    The Cheesecake Factory Incorporated operates 75 upscale, casual dining restaurants under The Cheesecake Factory(R) name that offer an extensive menu of more than 200 items with an average check of approximately $16.00. The Company also operates a bakery production facility that produces over 50 varieties of quality cheesecakes and other baked products for the Company's restaurants and for other leading foodservice operators, retailers and distributors. Additionally, the Company operates three upscale casual dining restaurants under the Grand Lux Cafe(R) name in Los Angeles, Chicago and Las Vegas; one self-service, limited menu "express" foodservice operation under The Cheesecake Factory Express(R) mark inside the DisneyQuest(R) family entertainment center in Orlando, Florida; and licenses three bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe(R) name.

    CONTACT: The Cheesecake Factory Incorporated
             Jane Vallaire, 818-871-3000